Exhibit 99.1

Issuer Direct Reports 200% Increase in Third Quarter Net Income as Revenue Rises 36% from Prior-Year Levels

Gross Profit Margins Reach 72% of Revenue vs. 65% in Year-Earlier Quarter

MORRISVILLE, North Carolina, November 1, 2012 (MARKETWIRE) -- Issuer Direct Corporation (OTCBB: ISDR), a market leader and innovator of disclosure management solutions and cloud–based compliance technologies, today reported its operating results for the third quarter and first nine months of 2012.  Additionally, the Company anticipates filing its quarterly report on Form 10-Q with the Securities and Exchange Commission before market close today.  The Company will host an investor conference call at 11:15 a.m. EDT today, November 1, 2012, to discuss operating results and relevant topics of interest (see details below).

Highlights of the third quarter and first nine months of 2012 include:

●	Revenue increased 36% to $1,251,511 for the quarter ended September 30, 2012.
●	Gross margins increased to 72% of revenue in the third quarter of 2012, compared with 65% in the third quarter of 2011.
●	GAAP net income tripled as compared to prior-year levels in the most recent quarter.
●
The Company achieved Non-GAAP net income for the quarter ended September 30, 2012 of $300,429, or $0.15 per share, and Non-GAAP net income for the nine-month period ended September 30, 2012 of $602,378, or $0.31 per share (see reconciliation of GAAP to Non-GAAP later in release).

●	Company’s cash balance increased 27% during first nine months to $1,099,088 at September 30, 2012.

Financial Results

For the quarter ended September 30, 2012, Issuer Direct reported revenue of $1,215,511, compared with $891,576 in the quarter ended September 30, 2011, an increase of 36%. Gross profit for the quarter ended September 30, 2012 increased to $874,679, versus $512,219 in the quarter ended September 30, 2011. Overall gross profit margins increased to 72% of revenue during the third quarter of 2012, compared with 65% in the year-earlier quarter. Gross profit margins for compliance and reporting services, which include XBRL service offerings, increased to 74% of revenue in the most recent quarter, versus 69% in the third quarter of 2011.

Revenue for the nine-month period ended September 30, 2012 increased to $3,120,544, compared with $2,509,003 in the nine months ended September 30, 2011, an increase of 24%.  Overall gross margins increased to 65% of revenue during the first nine months of 2012, compared with 58% in the corresponding period of the previous year.

For the third quarter of 2012, the Company reported a 200% improvement in net income, which totaled $213,591, or $0.11 per diluted share, compared with $71,081, or $0.04 per diluted share, in the third quarter of 2011.   For the nine months ended September 30, 2012, the Company reported net income of $192,603, or $0.10 per diluted share, compared with $345,517, or $0.20 per diluted share, in the nine months ended September 30, 2011.

As reported in prior periods, the Company has incurred a significant increase in sales and marketing expenses in 2012 associated with salaries and stock-based compensation for the former employees and consultants of SEC Compliance Services, which was acquired in January 2012.  However, the Company did not begin to fully realize the benefits of the sales efforts until the third quarter of 2012, when the SEC’s mandate for smaller reporting companies to begin filing quarterly and annual reports in XBRL with detail footnote tagging became effective. As a result, both revenue and net income increased significantly in the third quarter of 2012 when compared with the same period of 2011, as noted above.

Non-GAAP results

The Company generated non-GAAP net income for the quarter ended September 30, 2012 of $300,429, or $0.15 per share, compared with non-GAAP net income of $156,325, or $0.09 per share, in the quarter ended September 30, 2011.  The Company generated non-GAAP net income for the nine-month period ended September 30, 2012 of $602,378, or $0.31 per share, compared with non-GAAP net income of $484,686, or $0.27 per share, in the nine-month period ended September 30, 2011. Adjustments from GAAP to non-GAAP during the three- and nine-month periods ended September 30, 2012 and 2011, respectively, primarily involved the amortization of intangible assets resulting from acquisitions and stock-based compensation (see detail in table at end of this release).

“We are extremely pleased with the increases in revenue, earnings and gross profit margin that were achieved during the third quarter of 2012,” noted Wes Pollard, Chief Financial Officer of Issuer Direct Corporation. “During the quarter, we began to provide detail footnote tagging for most of our small reporting companies, which resulted in higher revenue per client and stronger gross margins from our compliance and reporting services business. As noted in prior periods, we have been able to transition a majority of our revenue from project-based work to renewable annual contracts.  This results in recurring revenue that is more steady and predictable. Furthermore, our increase in net income has allowed us to increase our cash on hand, while at the same time continuing the dividend policy implemented earlier this year.”

Business Outlook

"I am very pleased with the results for the most recent quarter, and we are looking forward to a strong fourth quarter and a record year for Issuer Direct,” said Brian R. Balbirnie, the Company’s Chief Executive Officer.  “We are not only continuing to expand our disclosure and reporting business, but also our other revenue streams.  As an example, our transfer agency business generated an improvement in gross profits of more than 30% in the quarter ended September 30, 2012, when compared with the prior-year period.”

 “We continue to make significant improvements to our technology platform, bringing to life our Disclosure Management System (DMS). This is intended to transition our business model from a pure services configuration into more of a technology-enabling organization,” concluded Balbirnie.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended September 30,
	2012		2011
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$213,591	$0.11	$71,081	$0.04
Adjustments:
Amortization of intangible assets (1)	25,583	0.02	6,833	0.00
Stock based compensation (2)	61,255	0.03	25,914	0.02
Former shareholder dispute (3)	-	-	52,497	0.03
Non-GAAP net income:	$300,429	$0.15	$156,325	$0.09

	Nine Months ended September 30,
	2012		2011
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$192,603	$0.10	$345,517	$0.20
Adjustments:
Amortization of intangible assets (1)	81,917	0.04	17,167	0.01
Stock based compensation (2)	327,858	0.17	69,505	0.04
Former shareholder dispute (3)	-	-	52,497	0.03
Non-GAAP net income:	$602,378	$0.31	$484,686	$0.27

(1)	The adjustments represent the amortization of intangible assets related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3)
The adjustments represent legal fees incurred to attempt to resolve a dispute by a former holder of Series A Preferred Stock as disclosed in Note 7 of our financial statements in our Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2012.  The dispute has been fully resolved and there have been no expenses incurred related to this dispute during the three or nine-month period ended September 30, 2012.

Conference Call Information

Issuer Direct will host its quarterly conference call to review third quarter and year-to-date results today, Thursday, November 1, 2012, at 11:15 a.m. EDT. To participate in the conference call, please dial 1-877-374-8416 (international callers dial 1-412-317-6716) approximately five minutes prior to 11:15 a.m. EDT and ask to be connected to the “Issuer Direct Corporation Conference Call.” A replay of the conference call will be available one hour after completion of the call until Thursday, November 8, 2012, at 5:00 p.m. EDT.  To access the replay, dial 1-877-344-7529 (international callers dial 1-412-317-0088) and enter the conference I.D. # 10020302.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovative provider of disclosure management solutions and cloud–based compliance technologies. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with an integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today:
Financial Tear sheet	http://ir.issuerdirect.com/tearsheet/html/isdr
Request materials	http://ir.issuerdirect.com/isdr/request_materials

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2011, including but not limited to the discussion under "Risk Factors" therein, which the Company expects to file with the SEC later today, and which may be viewed at http://www.sec.gov.

For Further Information Contact:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

RJ Falkner & Company, Inc.
Investor Relations Counsel
830.693.4400
info@rjfalkner.com

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,099,088	$862,386
Accounts receivable, (net of allowance for doubtful accounts of $171,600 and $125,987, respectively)	565,157	361,191
Deferred project costs	-	76,106
Deferred income tax asset – current	34,094	135,000
Other current assets	59,304	35,093
Total current assets	1,757,643	1,469,776
Furniture, equipment and improvements, net	53,573	66,611
Deferred income tax – noncurrent	64,000	64,000
Intangible assets (net of accumulated amortization of $161,083 and $79,166, respectively)	458,112	109,029
Other noncurrent assets	12,069	22,074
Total assets	$2,345,397	$1,731,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,759	$103,566
Accrued expenses	64,124	39,324
Accrued litigation	-	130,000
Deferred revenue	85,176	177,708
Line of credit	255,000	-
Total current liabilities	453,059	450,598
Other long term liabilities	105,198	69,287
Total liabilities	558,257	519,885

Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of September 30, 2012 and December 31, 2011.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 1,932,425 and 1,752,175 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively.	1,932	1,752
Additional paid-in capital	2,124,496	1,741,744
Accumulated deficit	(339,288)	(531,891)
Total stockholders' equity	1,787,140	1,211,605
Total liabilities and stockholders’ equity	$2,345,397	$1,731,490

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Revenues	$1,215,511	$891,576	$3,120,544	$2,509,003
Cost of services	340,832	379,357	1,106,966	1,048,568
Gross profit	874,679	512,219	2,013,578	1,460,435
Operating costs and expenses:
General and administrative	323,139	281,236	990,649	771,401
Sales and marketing	167,748	99,301	606,154	250,152
Depreciation and amortization	32,523	14,900	104,020	39,900
Total operating costs and expenses	523,410	395,437	1,700,823	1,061,453
Net operating income	351,269	116,782	312,755	398,982
Other income (expense):
Interest income (expense), net	(678)	1,687	3,348	6,547
Total other income (expense)	(678)	1,687	3,348	6,547
Net income before taxes	350,591	118,469	316,103	405,529
Income tax expense	137,000	47,388	123,500	60,012
Net income	$213,591	$71,081	$192,603	$345,517
Income per share - basic	$0.11	$0.04	$0.10	$0.20
Income per share - fully diluted	$0.11	$0.04	$0.10	$0.20
Weighted average number of common shares outstanding - basic	1,931,438	1,752,107	1,892,703	1,759,079
Weighted average number of common shares outstanding - fully diluted	2,001,266	1,763,970	1,956,262	1,767,667

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$192,603	$345,517
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	104,020	39,900
Bad debt expense	60,819	99,819
Deferred income taxes	100,906	60,012
Stock-based expense	327,858	69,505
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(264,785)	(368,085)
Decrease (increase) in deposits and prepaids	51,900	(84,552)
Increase (decrease) in accounts payable	(54,807)	82,287
Increase (decrease) in accrued expenses	(69,289)	55,713
Increase (decrease) in deferred revenue	(92,532)	35,080
Net cash provided by operating activities	356,693	335,196

Cash flows from investing activities:
Purchase of property and equipment	(9,065)	(42,941)
Acquisition of intangible assets	(281,000)	(40,000)
Net cash used in investing activities	(290,065)	(82,941)

Cash flows from financing activities:
Proceeds from exercise of stock options	30,825	-
Repurchase of common stock	-	(36,545)
Payment of dividend	(115,751)	-
Advance from line of credit	275,000	-
Repayment on line of credit	(20,000)	-
Net cash provided by (used in) financing activities	170,074	(36,545)

Net change in cash	236,702	215,710
Cash – beginning	862,386	504,713
Cash – ending	$1,099,088	$720,423

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$9,126	$29
Cash paid for income taxes	$22,594	$-
Non-cash activities:		-
Common stock issued for acquisition of customer list	$140,000	$-